Exhibit 10.1

amendment TO WARRANT AGENCY AGREEMENT

This AMENDMENT TO WARRANT AGENCY AGREEMENT (this “Amendment”) is dated as of April 17, 2024 by and between INVO Bioscience, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), and Transfer Online, Inc. (the “Warrant Agent”).

RECITALS

A. On August 8, 2023, the Company and the Warrant Agent entered into a Warrant Agency Agreement (the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such term in the Agreement.

B. Section 7.12 of the Agreement provides that the Company and the Warrant Agent may amend or supplement the Agreement without the consent of any Holder for the purpose of, among other things, (1) curing or correcting any defective provision in the Agreement, or (2) adding or changing any other provisions with respect to matters or questions arising under the Agreement as the parties deem necessary or desirable, so long as such amendment or supplement shall adversely affect the interest of the Holders.

C. The Company and the Warrant Agent deem it necessary and desirable to effect this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Agent agree as follows:

1. Warrant Repricing. The Company may adjust the Exercise Price of the Warrants to provide an Exercise Price per share that is lower than the then-current Exercise Price of the Warrants. Any such adjustment shall be subject to Section 4 of the Agreement.

2. Miscellaneous.

(a) Effectiveness. This Amendment shall be deemed an amendment of the Agreement in accordance with Section 7.12 of the Agreement. Except as specifically modified hereby, the Agreement shall be deemed controlling and effective, and the parties hereby agree to be bound by each of its terms and conditions.

(b) Governing Law. This Amendment shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

(c) Counterparts. This Amendment may be executed in any number of counterparts, all of which will be one and the same agreement. A signed copy of this Amendment delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. This Amendment shall be considered signed when the signature of a party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

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COMPANY:	INVO BIOSCIENCE, INC.

	By:	Steven Shum
	Its:	CEO

WARRANT AGENT:	TRANSFER ONLINE, INC.

	By:	Lori Livingston
	Its:	CEO

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